UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2014

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54940	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
On November 24, 2014, in connection with his appointment as Chief Financial Officer and Treasurer of Cole Corporate Income Trust, Inc. (the “Company”), Simon J. Misselbrook entered into an indemnification agreement with the Company, effective November 11, 2014. In addition, on November 24, 2014, Senior Vice President of Accounting of the Company, Gavin B. Brandon, entered into an indemnification agreement with the Company, effective August 27, 2014 (collectively, the “Indemnification Agreements”). The terms of the Indemnification Agreements obligate the Company to indemnify Messrs. Misselbrook and Brandon (the “Officers”) to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the Officers or on their behalves in connection with a proceeding or proceedings. The Officers are not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in the Indemnification Agreements, exists.

In addition, the Indemnification Agreements require the Company to advance reasonable expenses incurred by or on behalf of the Officers within 10 days of the receipt by the Company of a statement from an Officer requesting the advance. The Indemnification Agreements also provide for procedures for the determination of entitlement to indemnification.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement which was attached to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission as Exhibit 10.1 on September 2, 2014, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-54940), filed on September 2, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2014	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-54940), filed on September 2, 2014).

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